SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2004

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

ITEM 9.     Regulation FD Disclosure.

On October 21, 2002, FMC Corporation (“FMC”) executed a $500 million Credit Agreement that included a $250 million revolving credit facility and $250 million term loan facility. As of March 31, 2004 there was $243 million aggregate principal amount of term loans outstanding. FMC is seeking the consent of its lenders to reduce the interest rate margin under its term loan facility. On June 8, 2004, Thomas C. Deas Jr., Vice President and Treasurer, made the attached presentation to the company’s senior lenders. Slides used in his presentation at the conference call are included hereto as an exhibit. These slides may also be accessed at the company’s website (www.fmc.com) and will be available for a period of at least thirty days.

This report is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ W. KIM FOSTER
W. Kim Foster Senior Vice President and Chief Financial Officer

Date: June 9, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	FMC presentation by Thomas C. Deas, Jr., Vice-President and Treasurer, on June 8, 2004 to FMC’s senior lenders.